Exhibit 99.3

News for Immediate Release

Contact: Gary Santo
Investor Relations
First Marblehead
800 Boylston Street, 34th FL
Boston, MA 02199
617.638.2065

First Marblehead Expands Relationship with SunTrust Bank, Increasing Volume Capacity and Extending Term to 2015

Boston, MA -- (Marketwire) – 11/15/11 -- The First Marblehead Corporation (NYSE: FMD) today announced it has entered into an amendment to its loan program agreement with SunTrust Bank.  The new agreement extends the relationship to 2015 and substantially increases volume capacity for Monogram-based private loan originations.

Pursuant to the new agreement, First Marblehead will perform all of the services to support this enhanced partnership, including loan program design, sales, marketing coordination, loan processing, portfolio management and portfolio administration services. SunTrust Bank will serve as the lender.  By the end of the third quarter of fiscal 2012, all new SunTrust private education lending activity will occur through First Marblehead.

Daniel Meyers, the Company’s Chief Executive Officer and President, said, “We are very excited about this new agreement with SunTrust.  We have been working with SunTrust for over a year and by directing all of their private student loan volume through our Monogram® platform, we believe both entities will benefit substantially.”

Mark Smith, SunTrust’s Executive Vice President for Specialty Lending, said, “We believe this enhanced partnership with First Marblehead will help us achieve our core objective of providing well-structured products to helps schools and families better handle the rising cost of college. We look forward to working with First Marblehead over the coming years to ensure we jointly grow our private loan business.”

The Company has filed a current report on Form 8-K with the Securities and Exchange Commission providing additional information relating to the terms and conditions of the amendment.  We refer you to the filing, which can be accessed through our website, www.firstmarblehead.com.

About The First Marblehead Corporation – First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs.  For more information, go to www.firstmarblehead.com.  First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org.   First Marblehead also offers outsourced tuition planning, billing and payment technology services through its subsidiary Tuition Management Systems LLC.  For more information, go to www.afford.com.

Statements in this press release regarding the loan program among First Marblehead and SunTrust Bank (the “Loan Program”), including the amended loan program agreement, provision of future services by First Marblehead and the benefits of the parties’ expanded relationship, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance and on our plans, estimates and expectations as of November 15, 2011. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by us will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operating results, including facilitated loan volumes, loan portfolio performance or revenues related to the Loan Program, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: the successful sales and marketing of loan offerings pursuant to the Loan Program, including the volume of loan applications and the extent to which loan applications ultimately result in booked loans; the volume, timing and performance of booked loans; demand for private education financing generally; competition for providing private education financing; our success in delivering our various services to SunTrust Bank; and the other factors set forth under the caption "Part II - Item 1A. Risk Factors" in First Marblehead's quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 8, 2011. We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.